EXHIBIT A

THIS NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS, AND IS SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT, AND THE APPLICABLE BLUE SKY LAWS OR AN EXEMPTION THEREFROM.


                             LIFERATE SYSTEMS, INC.
                          CONVERTIBLE SUBORDINATED NOTE

$2,250,000                                                        MARCH 28, 1997
(PRINCIPAL AMOUNT)                                               (DATE OF ISSUE)

         FOR VALUE RECEIVED, LifeRate Systems, Inc., a corporation organized under the laws of the State of Minnesota (the "COMPANY"), promises to pay to The Atlanta Cardiology Group, P.C., a professional corporation organized under the laws of the State of Georgia (the "HOLDER"), the principal amount of Two Million Two Hundred Fifty Thousand U.S. Dollars ($2,250,000) on April 1, 2002, except to the extent any portion of the principal amount of this Note is earlier converted into Common Stock, no par value, of the Company ("COMMON STOCK") as provided in
Section 2, upon presentation and surrender of this Note. Interest shall accrue on the outstanding principal amount of this Note from the date hereof at the rate of 10% per annum, and shall be payable (i) at the rate of 5% per annum, on such unpaid or unconverted principal amount, on each July 1, October 1, January 1 and April 1 hereafter, and (ii) the remaining accrued portion of interest shall be payable on April 1, 2002; provided, however, that upon the conversion of any portion of the principal amount hereof into Common Stock, all accrued interest on such converted principal amount shall also be converted into Common Stock. Interest shall be computed on the basis of a 365-day year commencing as of the date of issue. This Note is the Note referred to in the Agreement, of even date herewith, between the Company and the Holder (the "AGREEMENT"). This Note may be prepaid at any time, in whole, without penalty, upon 90 days written notice to the Holder; provided, however, that, in the event the Company gives notice to the Holder of a proposed prepayment and the Holder thereafter exercises its right to demand registration of the Conversion Shares (as defined below) under the terms of Section 9.1 of the Agreement, then such prepayment shall be delayed for up to an additional 120 days after the Company receives the demand for registration under Section 9.1 of the Agreement in order to permit such registration statement to become effective.

1. SUBORDINATION.

         (a) SENIOR DEBT. This Note is unsecured in all respects. The Company covenants and agrees, and the Holder by acceptance agrees, that this
         Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment of all amounts due and payable pursuant to indebtedness of the Company outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Company in connection with any working capital line from a bank incurred in the ordinary course of business (collectively, "SENIOR DEBT"), unless the instrument under which such debt is created, incurred, assumed or guaranteed expressly provides that such debt is not senior or superior in right of payment to this Note. No payment shall be made on this Note unless all amounts then due and payable on all Senior Debt have been paid in full or, if at the time of such payment, there shall have occurred and be continuing any event of default with respect to any Senior Debt permitting the holders thereof to accelerate the maturity of such indebtedness. However, even if no payment may be made hereunder because there exists an event of default with respect to Senior Debt, an Event of Default hereunder shall still be deemed to have occurred for purpose of any other remedies which the Holder may have. The Company shall be obligated to pay the amounts due pursuant to this Note when due, provided that the Company has paid all amounts then due and payable with respect to all Senior Debt and there is no continuing default with respect to any Senior Debt. Upon the maturity of such Senior Debt, including by acceleration or otherwise, or any distribution of the assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company, the holders of such Senior Debt shall be entitled to receive payment in full before the Holder is entitled to receive any payment. In the event of any payment is made to the Holder in violation of this Section 1(a), the payment made to the Holder shall be immediately paid over to the holders of such Senior Debt.

         (b) RIGHT OF SUBROGATION. Following the final and indefeasible payment in full in cash of all obligations under, relating to or in respect of Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets made on such Senior Debt until the Note shall be paid in full; and for the purposes of such subrogation, (i) no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holder would be entitled except for the provisions of this
         Section 1(b), and no payment over pursuant to the provisions of this
         Section 1(b) to the holders of such Senior Debt by the Holder, shall, as among the Company, its creditors other than the holders of such Senior Debt and the Holder, be deemed to be a payment by the Company to or on account of such Senior Debt, and (ii) the Holder shall, in addition to all rights with respect to the unpaid portion of the Note, succeed to the rights of the holders of Senior Debt to the extent of such payments and distributions, it being understood that the provisions of this Section 1(b) are solely for the purpose of defining the relative rights of the holders of such Senior Debt, on the one hand, and the Holder, on the other hand.

         (c) NO IMPAIRMENT OF RIGHTS AND OBLIGATIONS. Nothing contained in this
         Section 1 (i) is intended to or shall impair, as between the Company and the Holder, the obligations of the Company, which are absolute and unconditional, to pay to the Holder all obligations under, relating to or in respect of this Note as and when the same shall become due and payable in accordance with its terms, or (ii) is intended to or shall affect the relative rights of the Holder, on the one hand, and the creditors of the Company other than the holders of Senior Debt, on the other hand.

2. CONVERSION RIGHT. At the option of the Holder, a maximum of $2,000,000 of the principal amount of this Note, together with all accrued interest on such amount to the date of conversion, shall be convertible, at the office of the Company (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company, at the Conversion Price (as defined below). The price at which shares of Common Stock shall be delivered upon conversion of this Note (the "CONVERSION PRICE") shall be $3.60 per share; provided, however, that such initial Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided in this Section 2. The following provisions shall govern such right of conversion:

         (a) CONVERSION MECHANICS. In order to convert this Note into shares of Common Stock of the Company, the Holder shall surrender at the Company's offices the certificate or certificates therefor, duly endorsed to the Company or in blank, and give written notice to the Company at such office that the Holder elects to convert this Note. The principal amount of this Note, together with all accrued interest hereon, shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of this Note for conversion as herein provided, and the Holder shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, but no later than ten (10) business days after the conversion date, the Company shall issue and deliver or cause to be issued and delivered to the Holder a certificate or certificates for the number of shares of Common Stock of the Company issuable upon such conversion.

         (b) ANTI-DILUTION PROVISIONS; ADJUSTMENT OF CONVERSION PRICE.

                  (i) Except as provided in this Section 2, if and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Conversion Price then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (2) the consideration, if any, received by the Company upon such issue or sale, by (y) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (2) the number of shares of Common Stock thus issued or sold. Solely for purposes of (x)(1) and (y)(1) above, the term "Common Stock outstanding" shall include those shares of Common Stock issuable upon conversion of this Note.

                  (ii) Notwithstanding any other provisions of this Section 2, the Conversion Price shall not be adjusted in the case of issuance by the Company of (A) shares of Common Stock issued upon exercise of any warrants or options to purchase Common Stock outstanding on the date hereof as listed on Schedule 1 hereto, (B) options to purchase shares of Common Stock of the Company (including shares of Common Stock issued upon the exercise thereof) granted or to be granted pursuant to the Company's 1993 Stock Option Plan, as such plan is in effect on the date hereof or as may be amended by the Board of Directors, (C) shares of Common Stock issued upon conversion of this Note, (D) shares of Common Stock issued in the Company's private placement which is contemplated to be commenced within 60 days hereafter and is expected to raise approximately $5,000,000 or (E) up to 555,000 shares issuable to Anthony P. Furnary, M.D. (or APF, LLC) under a certain warrant to be issued by the Company on or about the date hereof.

                  (iii) No adjustment of the Conversion Price, however, shall be made in an amount less than 1% of the Conversion Price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than 1% of the Conversion Price then in effect.

                  (iv) For the purposes of this Section 2, the following provisions (1) to (4), inclusive, shall also be applicable:

                           (1) In case at any time the Company shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or (b) any obligations or any shares of stock or other securities of the Company which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock or other securities being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Anti-dilution Trigger Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in Section 2(e) below, no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (2) In case the Company shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Anti-dilution Trigger Price, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in
                           Section 2(e) below, no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 2(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           (3) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any other corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of Section 2(f) below, shall be made after giving effect to such adjustment of the Conversion Price.

                           (4) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then the date of such record shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

         (c) In case the Company shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in Section 2(d) below) or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the Holder upon the conversion hereof will be entitled to receive the number of shares of Common Stock into which this Note would have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since the Holder became the record holder of this Note the Holder (x) had been the record holder of the number of shares of Common Stock then received, and (y) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Company.

         (d) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         (e) If (i) the purchase price provided for in any right or option referred to in clause (1) of Section 2(b)(iv), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (1) or clause (2) of
         Section 2(b)(iv), or (iii) the rate at which any Convertible Securities referred to in clause (1) or clause (2) of Section 2(b)(iv) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of
         (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (1) of Section 2(b)(iv), or the rate at which any Convertible Securities referred to in clause (1) or clause (2) of
         Section 2(b)(iv) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

         (f) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Note shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore receivable upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of this Note had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of the this Note) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of this Note. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder of this Note, at the last addresses of such holders appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         (g) Upon any adjustment of the Conversion Price, then and in each case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder of this Note, which shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and which notice shall be certified by a nationally recognized firm of independent auditors (which may be the Company's independent auditors).

         (h) In case at any time:

                  (i) the Company shall declare any cash dividend on its Common Stock;

                  (ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (iv) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sales of all or substantially all of its assets to, another corporation; or

                  (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

                  then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the Holder at the addresses of such holders as shown on the books of the Company, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty
         (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         (i) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 2(i) are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

         (j) As used in this Section 2 the term "Common Stock" shall mean and include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares receivable pursuant to conversion of this Note shall include shares designated as Common Stock of the Company as of the date of issuance of this Note, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 2(f) above.

         (k) No fractional shares of Common Stock shall be issued upon conversion pursuant to this Section 2, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. "Market price" shall mean if the Common Stock is traded on a securities exchange or the NASDAQ National Market, the closing price of the Common Stock on such exchange or the NASDAQ National Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of twenty (20) consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the NASDAQ National Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or
         (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

3. RESTRICTIONS ON TRANSFERABILITY. This Note shall be a "restricted security" as defined in the rules under the Securities Act of 1933, as amended (the "ACT"). This Note may be transferred only in accordance with (i) applicable law, and only on the same basis as a restricted security would be transferable thereunder, (ii) any transfer restrictions applicable to shares of the Company's capital stock generally, and (iii) the conditions set forth in this Section. The Holder, by acceptance hereof, agrees to give written notice to the Company at least ten (10) days before transferring this Note, of such Holder's intent to do so, describing briefly the manner of the proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to counsel for the Company. If, in the opinion of counsel for the Company, the proposed transfer or conversion may be effected without violation of the applicable federal and state securities laws, such holder shall be entitled to transfer this Note in the manner contemplated in the above-referenced notice to the Company; provided, that an appropriate legend may be endorsed on this Note respecting restrictions on transfer thereof necessary or advisable in the opinion of counsel and satisfactory in form and substance to the Company to prevent further transfers that would be in violation of the securities laws or adversely affect the exemptions relied upon by the Company. To such effect, the Company may request that the intended transferee execute an investment and representation letter satisfactory in form and substance to the Company. Upon transfer of this Note, the transferee, by acceptance of this Note, agrees to be bound by the provisions, terms, conditions and limitations of this Note and the investment and representation letter, if any, required by the Company. If (i) no opinion of counsel referred to in this Section 3 has been provided to the Company, or (ii) in the opinion of such counsel the proposed transfer, conversion or disposition of this Note described in the holder's written notice given pursuant to this Section 3 may not be effected without registration or without adversely affecting the exemptions relied upon by the Company or without violating the terms of this Section 3, the Holder will restrict transfer, conversion or disposition of this Note accordingly.

4. REPLACEMENT OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company if requested by the Company, or in the case of any such mutilation, upon surrender and cancellation of such Note, the Company shall issue a new Note identical in form to the lost, stolen, destroyed or mutilated Note.

5. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default ("EVENT OF DEFAULT") for purposes of this Note:

         (a) PAYMENT OF INTEREST DEFAULT. The Company fails to pay when due any installment of interest on this Note within thirty (30) days of the due date;

         (b) PAYMENT OF PRINCIPAL DEFAULT. The Company fails to pay any principal within five (5) days of when due;

         (c) NOTE TERMS. The Company defaults in the due and punctual performance or observance of any material terms contained in this Note (other than payment defaults which are covered by subparagraphs (a) and (b) above), and such default continues for a period of thirty (30) days after receipt of the notice to the Company from the Holder specifying in reasonable detail the default to be cured, except that any such default by the Company will not result in an Event of Default hereunder if waived by the Holder;

         (d) REPRESENTATIONS. If any representation or warranty made by or on behalf of the Company in this Note or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Note or if any report, certificate, financial statement or financial schedule or other instrument prepared or purported to be prepared by the Company or any executive officer of the Company furnished or delivered under or pursuant to this Note after the date hereof shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered, and in any such case the untrue statement remains unremedied for a period of thirty (30) days after written notice is given to the Company by ACG;

         (e) INSOLVENCY MATTERS. The Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition in bankruptcy, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking for itself an reorganization arrangement composition readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against the Company for any such relief, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company or all or any substantial part of the properties of the Company; or

         (f) DEFAULT ON CONVERSION. The Company shall fail to deliver the appropriate number of shares of Common Stock upon conversion of this Note by the Holder.

6. REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default, the Holder shall have the option to declare the principal amount hereof and all accrued but unpaid interest thereon, to be immediately due and payable upon written notice to the Company.

7. AFFIRMATIVE COVENANTS. The Company agrees that until this Note is paid in full, or converted, the Company will:

         (a) CORPORATE EXISTENCE. Preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises;

         (b) FINANCIAL STATEMENTS. Deliver to the Holder hereof:

                  (i) as soon as practicable, but in any event within fifty (50) days after the close of each fiscal quarter, unaudited balance sheets of the Company of the end of such fiscal quarter, together with the related statements of operations and cash flow for such fiscal quarter, and in comparative form figures for the corresponding fiscal quarter of the previous fiscal year, subject to year-end adjustments;

                  (ii) as soon as practicable, but in any event within ninety five (95) days after the end of each fiscal year, an audited balance sheet of the Company, as of the end of such fiscal year, together with the related statements of operations, stockholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year; and

                  (iii) promptly upon transmission thereof, copies of all publicly available reports, proxy statements, registration statements and notifications filed by it with the Securities and Exchange Commission or furnished to stockholders of the Company or to any securities exchange.

8. NEGATIVE COVENANT. The Company agrees that until this Note is paid in full, or converted, the Company will not create or assume, or permit to exist, any mortgage, lien or encumbrance on, pledge of, or other security interest ("Liens") in any intellectual property (including, without limitation, patents, trademarks, copyrights, trade secrets, proprietary information and rights, technology and know-how) of the Company; provided, however, that the provisions of this Section 8 shall not prevent or restrict the creation, assumption or existence of any of the following:

                  (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established;

                  (ii) Liens existing on such property at the time of its acquisition, provided that (1) no such Lien shall extend to or cover any other property of the Company, and (2) the principal amount of the indebtedness secured by any such Lien shall not exceed the lesser of the fair market value or the cost of the property so held or acquired at the time of acquisition; and

                  (iii) other Liens incidental to the conduct of the Company's business or the ownership of its intellectual property which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its intellectual property or materially impair the use thereof in the operation of its business.

9. GENERAL.

         (a) MODIFICATION AND WAIVER. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by the Company and the Holder (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provision hereof in the circumstances or events specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any reoccurrence thereof.

         (b) NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given, when received, if personally delivered or delivered by telex, telegram or telecopy, or five (5) days after depositing in the U.S. Mail for delivery by first class mail, postage prepaid and addressed as provided below:


                  If to the Holder: The Atlanta Cardiology Group, P.C.
                                    5665 Peachtree
                                    Dunwoody Road N.E.
                                    Atlanta, GA  30342
                                    Attention:  President

                                    or at such other address as Holder may
                                    specify by written notice to the Company, or

                 If to the Company: LifeRate Systems, Inc.
                                    7210 Metro Boulevard
                                    Edina, MN  55439
                                    Attention:  President

                                    or at such other address as the Company may specify by written notice to the Holder.

         (c) SUCCESSORS AND ASSIGNS. All the terms and provisions of this Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Company and the Holder; provided, however, that the Holder may assign all, but not less than all, of its interest in this Note upon the prior written consent of the Company, which consent shall not be unreasonably withheld; provided further that, subject to compliance with the provisions of Section 3, the Holder may assign all of its rights in the Note to a newly created entity the majority of whose shareholders or equity holders are current shareholders of the Holder.

         (d) APPLICABLE LAW. The laws of the State of Minnesota shall govern the validity of this Note, the construction of its terms and the interpretation of the rights and duties of the Company and the Holder

         (e) WAIVER OF DEMAND PRESENTMENT AND NOTICE OF DISHONOR. The undersigned hereby waives demand, presentment, protest, notice of protest and notice of dishonor.

         (f) PAYMENT. Upon payment in full or conversion of this Note, or conversion, together with payment (or conversion) of any accrued but yet unpaid interest hereon, this Note will terminate and be of no further force or effect.


         IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer as of the Date of Issue.

                                      LIFERATE SYSTEMS, INC.


                                      By:____________________________________
                                      Its:   Chief Executive Officer